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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 1998 included in Frontier Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ MOSS ADAMS LLP
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MOSS ADAMS LLP

Everett, Washington
March 1, 1999